EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated March 24, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 569 (LBO Opportunity Portfolio 2006-1) as of March 24, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
March 24, 2006